                                                    Exhibit 10.1
                                                    ------------



                           August 24, 1995


Carl C. Icahn
High River Limited Partnership
90 South Bedford Road
Mt. Kisco, New York 10549

Ladies and Gentlemen:

     McNeil Partners, L.P. ("McNeil Partners"), is the general partner of each of McNeil Pacific Investors Fund 1972, McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P. and McNeil Real Estate Fund XXV, L.P. (collectively the "Partnerships"). High River Limited Partnership ("High River") has commenced tender offers (the "High River Offers") to acquire units of limited partnership interest ("Units") in each of the Partnerships pursuant to Offers to Purchase dated August 3, 1995 and the related Assignment of Partnership Interests (as supplemented and amended, the "Offers to Purchase").

     The parties to this letter agreement (this "Letter
Agreement") hereby agree that, except as otherwise hereafter agreed by the parties hereto:

(1) Until September 7, 1995, McNeil Partners and its affiliates shall not (i) in any manner acquire, attempt to acquire or make a proposal to acquire, directly or indirectly, any securities of any of the Partnerships or their affiliates, (ii) propose to enter into, directly or indirectly, any merger or business combination involving any of the Partnerships or their affiliates or (iii) engage in discussions or negotiations with or assist any third party in respect of any transaction involving McNeil Partners, the Partnerships or their affiliates (which term shall include, without limitation, for purposes of this Letter Agreement other limited partnerships of which McNeil Partners is the general partner);

(2) Until September 7, 1995, McNeil Partners shall, and shall cause The Herman Group, Inc., to
(i) respond to limited partner's inquiries only by summarizing the terms of the Press Release attached hereto
(the "Press Release") and (ii) not make any other statement
(including making any telephone calls to limited partners) in respect of the High River Offers;

(3) Until September 7, 1995, High River shall, and shall cause D.F. King & Co., Inc., to (i) respond to limited partner's inquiries only by summarizing the terms of the Press Release and (ii) not make any other statement (including making any telephone calls to limited partners) in respect of the High River Offers;

(4) McNeil Partners shall facilitate and allow High River to conduct customary and reasonable due diligence in respect of McNeil Partners, the Partnerships and their affiliates and High River and its affiliates agree (i) to use their best efforts to complete such due diligence as promptly as practicable and, (ii) unless otherwise required by law, rule or regulation (as determined by High River's counsel in its sole discretion), not to disclose any notes, analyses, compilations, studies, interpretations or other documents or materials furnished to High River in respect of such due diligence relating to or concerning McNeil Partners, the Partnerships or their affiliates (including any summaries or other documents prepared by High River) to any third party;

(5) Until September 7, 1995, except as otherwise required by law, rule or regulation, McNeil Partners and High River shall not mail or cause to be mailed to limited partners, or published, any information in respect of the Partnerships, except for the Press Release;

(6) Until September 7, 1995, McNeil Partners and High River shall hold in abeyance (i) all proceedings in the litigation between the parties hereto and their affiliates and (ii) any demands made by High River or its affiliates for lists of limited partners, related information and/or transfers of Units of the Partnerships;

(7) High River, Carl C. Icahn and their affiliates shall not prior to August 24, 1996 (i) in any manner acquire, attempt to acquire or make a proposal to acquire, directly or indirectly, any securities of any of the partnerships listed on Exhibit 1 attached hereto (the "Other Partnerships"), (ii) propose to enter into, directly or indirectly, any merger or business combination involving any of the Other Partnerships, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of any of the Other Partnerships,
(iv) form, join or otherwise participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Other Partnerships, or (v) disclose any intention, plan or arrangement inconsistent with the foregoing, or
(vi) loan money to, advise, assist or encourage any person in connection with any of the actions described in this sentence;

(8) High River shall extend the expiration date of the Offers to Purchase until September 12, 1995 and High
River and McNeil Partners shall issue the Press Release, which announces such extension, on August 25, 1995; and

(9) McNeil Partners shall have the absolute right, from time to time through the close of business on September 6, 1995, to require High River to extend and, upon receipt of written notice from McNeil Partners, High River shall unconditionally extend, effective at 9:00 a.m. on the next business day, the expiration date of the Offers to Purchase and High River shall, upon receipt of such notice, issue a press release no later than the next business day announcing such extension; provided, however, under no circumstances shall McNeil Partners have the right to require High River to extend the expiration date of the Offers to Purchase beyond September 20, 1995;

(10) High River shall, upon delivery of written notice to McNeil Partners, have the absolute right to extend the expiration date of the Offers to Purchase beyond
September 12, 1995 or such later date as is then the applicable expiration date; and

(11) High River and McNeil Partners shall each use their best efforts to cooperate with the other to effect the matters set forth herein.

                              Sincerely,


                              McNeil Partners, L.P.


                                   By:  McNeil Investors, Inc.

                                   /s/ Robert A. McNeil
                                   -----------------------------
                                   Robert A. McNeil
                                   Chairman


                                   /s/ Carole J. McNeil
                                   ------------------------------
                                   Carole J. McNeil
                                   Co-Chairman

Consented and Agreed

High River Limited Partnership

     By:  Riverdale Investors Corp., Inc.


     /s/ Edward Mattner
     -------------------------------------
     Edward Mattner
     President



/s/ Carl C. Icahn
- -------------------------------------------
Carl C. Icahn

                                                   EXHIBIT 1

                     OTHER PARTNERSHIPS
                     ------------------

McNeil Pension Investment Fund, Ltd.
McNeil Real Estate Fund XII, Ltd.
McNeil Real Estate Fund XXI, L.P.
McNeil Real Estate Fund XXII, L.P.
McNeil Real Estate Fund XXIII, L.P.
McNeil Real Estate Fund XXVI, L.P.
McNeil Real Estate Fund XXVII, L.P.